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As filed with the Securities and Exchange Commission on September 12, 2003.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLAG TELECOM GROUP LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda
(Address of Principal Executive Offices)(Zip Code)

FLAG Telecom Group Limited
2002 Stock Incentive Plan
(Full Title of the Plans)

Ken Floyd
c/o FLAG Telecom USA Ltd
570 Lexington Avenue
New York, New York 10020
Fax: (212) 754-4546
(Name and Address of Agent for Service)

(212) 319-2121
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
KERRY E. BERCHEM, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1095 Fax: (212) 872-1002	KEES VAN OPHEM, Esq. FLAG Telecom Group Limited c/o 9 South Street London W1K 2XA United Kingdom +44 20 7317 0800 Fax: +44 20 7317 0898

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

Common Shares, $1.00 par value per share	222,222	$63.25	$14,055,541.50	$1,137.09

(1)
Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional common shares or common shares which may be issuable as a result of stock splits, subdivisions, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 2002 Stock Incentive Plan.

(2)
Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h) and 457(c), the proposed maximum offering price per share is calculated as the average of the high and low prices for the Registrant's common shares on the over-the-counter market on September 10, 2003. In accordance with Rule 457(h) and Rule 457(c), the proposed maximum aggregate offering price is calculated by multiplying the proposed maximum offering price per share, as calculated in accordance with the foregoing sentence, by 222,222 shares, the maximum number of common shares issuable pursuant to the 2002 Stock Incentive Plan.

PART I

Information Required in the
Section 10(a) Prospectus

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

        *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under Securities Act of 1933, as amended, and the Explanatory Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference

        The following documents, which have been previously filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

(a)
The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on July 3, 2003, as amended by a subsequent Form 10-K/A filed with the Commission on August 14, 2003;

(b)
The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed with the Commission on July 3, 2003;

(c)
The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 filed with the Commission on August 14, 2003;

(d)
The Registrant's Current Reports on Form 8-K filed on February 24, 2003, April 1, 2003, July 7, 2003, July 25, 2003, August 1, 2003, August 7, 2003, August 18, 2003 and August 26, 2003; and

(e)
The description of the Registrant's Common Shares contained in the Registrant's Current Report on Form 8-K filed on October 15, 2002 (updating and superseding the description contained in the Registration Statement on Form 8-A dated February 8, 2000, as amended, filed by the predecessor of the Registrant).

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Under Bermuda law, the Registrant may indemnify its directors or officers in their capacity as directors or officers for any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of his own fraud or dishonesty.

        The Registrant's bye-laws provide for indemnification of its directors, officers and certain other persons for any losses or expenses they sustain by reason of any act or omission by them relating to their duty, subject to certain exceptions. In addition, the bye-laws permit the Registrant to purchase and maintain insurance to protect itself and any director, officer or other person entitled to indemnification by the Registrant, to the fullest extent permitted by law. The Registrant maintains liability insurance policy on behalf of its directors and officers.

Item 7.    Exemption from Registration.

        Not applicable.

Item 8.    Exhibits.

        The following exhibits are filed as part of this Registration Statement:

4.1
Memorandum of Association of FLAG Telecom Group Limited (incorporated by reference to Exhibit 4.1 filed with the Registrant's Current Report on Form 8-K dated October 9, 2002 and filed with the Commission on October 15, 2002)

4.2
Bye-Laws of FLAG Telecom Group Limited (incorporated by reference to Exhibit 4.2 filed with the Registrant's Current Report on Form 8-K dated October 9, 2002 and filed with the Commission on October 15, 2002)

4.3
Form of share certificate (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and filed with the Commission on July 3, 2003)

4.4
FLAG Telecom Group Limited 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and filed with the Commission on July 3, 2003)

5.1*
Opinion of Appleby Spurling & Kempe

23.1*
Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)

23.2*
Consent of Ernst & Young LLP

24.1*
Power of Attorney (included on signature page)

*
Filed herewith

2

Item 9.    Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2)
  That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom on this 11th day of September, 2003.

FLAG TELECOM GROUP LIMITED
By:	/s/ KEES VAN OPHEM Name: Kees van Ophem Title: General Counsel

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of FLAG Telecom Group Limited, a Bermuda company, constitutes and appoints, jointly and severally, Kees van Ophem, Patrick Gallagher and Alexander Gersh, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) a registration statement or statements on Form S-8, or such other form as may be recommended by counsel, to be filed with the Commission, and any and all amendments and post-effective amendments thereto, and any and all post-effective amendments to registration statements on Form S-8 previously filed with the Commission, and any and all instruments and documents filed as part of or in connection with the said registration statement or amendments thereto, with respect to the Registrant's benefit and incentive plans and (2) any registration statements, reports and applications relating thereto to be filed by the Registrant with the Commission and/or national securities exchanges under the Exchange Act, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with such registration statements or reports or amendments thereto; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that the said attorneys-in-fact and agents or either of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of September, 2003.

Signature	Title
/s/ PATRICK GALLAGHER Patrick Gallagher	Co-Chairman and Chief Executive Officer and Director
/s/ ROBERT AQUILINA Robert Aquilina	Co-Chairman and Director
/s/ EUGENE DAVIS Eugene Davis	Co-Chairman and Director
/s/ EDWARD MCCORMACK Edward McCormack	Chief Operating Officer and Director
/s/ ALEXANDER GERSH Alexander Gersh	Chief Financial Officer
/s/ IAN AKHURST Ian Akhurst	Director
/s/ ANTHONY CASSARA Anthony Cassara	Director
/s/ JACK DORFMAN Jack Dorfman	Director
/s/ HARRY HOBBS Harry Hobbs	Director
/s/ CHARLES MACALUSO Charles Macaluso	Director

/s/ ANTHONY PACCHIA Anthony Pacchia	Director
/s/ BRADLEY SCHER Bradley Scher	Director
/s/ MARK SPAGNOLO Mark Spagnolo	Director
/s/ DAVID WILSON David Wilson	Director

EXHIBIT INDEX

Exhibit	Description
4.1	Memorandum of Association of FLAG Telecom Group Limited (incorporated by reference to Exhibit 4.1 filed with the Registrant's Current Report on Form 8-K dated October 9, 2002 and filed with the Commission on October 15, 2002)
4.2
Bye-Laws of FLAG Telecom Group Limited (incorporated by reference to Exhibit 4.2 filed with the Registrant's Current Report on Form 8-K dated October 9, 2002 and filed with the Commission on October 15, 2002)
4.3
Form of share certificate (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and filed with the Commission on July 3, 2003)
4.4
FLAG Telecom Group Limited 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and filed with the Commission on July 3, 2003)
5.1*	Opinion of Appleby Spurling & Kempe
23.1*	Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Power of Attorney (included on signature page)

*
Filed herewith

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PART I Information Required in the Section 10(a) Prospectus
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX